UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2006

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Delta Air Lines, Inc. today issued a press release reporting financial results for the month ended April 30, 2006. The press release is furnished as Exhibit 99.1 to this Form 8-K. The information furnished in this Item 2.02 and Exhibit 99.1 to this Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2006, Delta’s Board of Directors amended Article V of Delta’s By-Laws relating to the officers of the corporation. The primary purpose of the amendments is to revise Section 5.1 of the By-Laws to allow the Chief Executive Officer to appoint Vice Presidents (other than Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers, rather than requiring the Board of Directors to elect those officers. The By-Laws previously stated that the Board of Directors shall elect all officers of the corporation.

Under the By-Laws as amended, the Board of Directors retains the sole authority to elect the Chair, a Vice Chair, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents, the Secretary, the Controller and the Treasurer of the Company. The Board of Directors also has the authority to elect Vice Presidents, Assistant Secretaries and Assistant Treasurers.

Delta’s By-Laws, as amended through May 25, 2006, are attached as Exhibit 3.1. The amendments to Delta’s By-Laws were effective on May 25, 2006.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 3.1	Delta Air Lines, Inc. By-Laws, as amended through May 25, 2006.

Exhibit 99.1	Press Release dated May 31, 2006 titled “Delta Air Lines Reports Monthly Results for April 2006”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: May 31, 2006	Leslie P. Klemperer Vice President - Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Delta Air Lines, Inc. By-Laws, as amended through May 25, 2006.

Exhibit 99.1	Press Release dated May 31, 2006 titled “Delta Air Lines Reports Monthly Results for April 2006”